                                                                   Exhibit 10.27

                                    RULES OF
                  THE PEPTIDE THERAPEUTICS SHARE INCENTIVE PLAN

  This is a copy of the rules of The Peptide Therapeutics Share Incentive Plan which was produced to an Annual General Meeting of Peptide Therapeutics Group plc on 8 June 1998 and initialled by the
                Chairman for the purposes of identification only


                                 /s/ [ILLEGIBLE]
                         ..............................
                                   Chairman

                                PINSENT - CURTIS

                THE PEPTIDE THERAPEUTICS SHARE INCENTIVE PLAN
                ---------------------------------------------

                                    INDEX
                                    -----

Rule                                                                       Page
----                                                                       ----

1     This Plan                                                              1

2     Interpretation                                                         1

3     Participation                                                          5

4     Grant of Basic Annual Awards                                           6

5     Exercise of Basic Annual Awards and Matching Awards                    7

6     Grant of Long-Term Incentive Awards                                    8

7     Exercise of a Long-Term Incentive Award                                9

8     Retention of Shares and Award of Loyalty Shares                        10

9     Exercise: General                                                      11

10    Transfer of Shares                                                     13

11    PAYE, National Insurance Contributions and Tax Consequences            13

12    Independence of Option                                                 14

13    Variation of Share Capital                                             15

14    Trustees to Rely on Company Information                                15

15    Allocation of Funds                                                    15

16    Subscription for Shares                                                16

17    Limitations on Subscription for Shares                                 16

18    Amendment of this Plan                                                 16

19    Service of Documents                                                   17

20    Miscellaneous                                                          17

Appendix                                                                     19


Schedule I  :  Exercise and Lapse of Basic Annual Awards and
               Matching Awards                                               21

Schedule II :  Exercise and Lapse of Long Term Incentive Awards              24

            RULES OF THE PEPTIDE THERAPEUTICS SHARE INCENTIVE PLAN

1     THIS PLAN

      This employees' share scheme has been approved and established by resolution dated ................. 1998 of Peptide Therapeutics
      Employees' Trustees Limited (as trustee of The Peptide Therapeutics Employees' Share Trust) in the exercise of its powers under clause 2 of the Trust Deed and has been approved by shareholders of the Company (by ordinary reso1ution passed on 8 June 1998).

2     INTERPRETATION

2.1 In this Plan the following words and expressions shall have the meanings given below:

      "AUDITORS"                       the auditors of the Company for the time
                                       being

      "BASIC ANNUAL AWARD"             an Option granted as mentioned in rule
                                       4.1

      "BONUS" the gross amount of a cash bonus payment awarded to an Eligible Employee by his employer company or any other member of the Group by reason of his employment within the Group being a bonus paid at or after the end of and in respect of a given year (or, in the case of a newly-appointed Eligible Employee, part of a year)

      "THE COMMITTEE"                  the Remuneration Committee of the board
                                       of directors of the Company and in the
                                       event of a change of control of the
                                       Company, the Remuneration Committee in
                                       place immediately before change of
                                       control

      "THE COMPANY"                    Peptide Therapeutics Group plc
                                       (registration
                                       no.2863682)

      "DATE OF GRANT"                  in relation to a Matching Award, the date
                                       on which a Basic Annual Award was granted under this Plan and, in the case of a Basic Annual Award and a Long-Term
                                       Incentive Award, the date on which the
                                       Trustee grants such Award

      "DEALING DAY"                    a day on which the London Stock Exchange
                                       is open for business

      "ELIGIBLE EMPLOYEE"              an employee of any member of the Group
                                       who is obliged by the terms or his
                                       contract of employment to devote
                                       substantially the whole of his working
                                       time to the business of the Group

      "FINANCIAL YEAR"                 a financial year of the Company

      "THE GROUP"                      the Company and any company which is for
                                       the time being a subsidiary of the
                                       Company (as that term is defined in
                                       section 736 of the Companies Act 1985)

      "THE LONDON STOCK EXCHANGE"      the London Stock Exchange Limited

      "LONG-TERM INCENTIVE AWARD"      a right to acquire Shares granted by the
                                       Trustee pursuant to rule 6

      "LOYALTY SHARES"                 Shares transferred to a Participant as
                                       mentioned in rule 8

      "MARKET VALUE"                   in relation to any Share on a given date,
                                       the average of the middle market
                                       quotations of a Share as derived from
                                       the Daily Official List of the London
                                       Stock Exchange for the 3 consecutive
                                       Dealing Days last preceding that date

      "MATCHING AWARD"                 an Option granted as mentioned in rule
                                       4.4

      "THE MODEL CODE"                 the code adopted by the Company which
                                       contains provisions similar in purpose
                                       and effect to the provisions of the Model
                                       Code for Securities Transactions by
                                       Directors of Listed Companies issued by
                                       the London Stock Exchange from time to
                                       time

      "ORDINARY SHARE CAPITAL"         the issued ordinary share capital of the
                                       Company

      "OPTION" a Basic Annual Award, a Matching Award or, as the case may be, a Long-Term Incentive Award

      "OPTIONHOLDER"                   a person to whom a subsisting Option has
                                       been granted or, in the event of his
                                       death, his Personal Representatives

      "PARTICIPANT"                    a person (including an Optionholder) who
                                       has agreed to accept and be bound by the terms of this Plan

      "PARTICIPATING COMPANY"          the Company and any Subsidiary being a
                                       company to which the Trustees and the
                                       Committee have resolved this Plan shall
                                       extend and have not subsequently resolved that this Plan shall cease to extend

      "PERFORMANCE TARGET"             the condition subject to which rights
                                       granted under a Long-Term Incentive Award shall become vested as determined in accordance with rule 6.5

      "PERSONAL REPRESENTATIVES"       means, in relation to a Participant, the
                                       legal personal representatives of the
                                       Participant (being either the executors
                                       of his will to whom a valid grant of
                                       probate has been made or, if he dies
                                       intestate, the duly appointed
                                       administrator(s) of his estate) who have produced to the Trustees evidence of their appointment as such

      "PLAN" the terms and conditions of The Peptide Therapeutics Share Incentive Plan as amended from time to time pursuant to rule 18

      "SHARES" fully paid ordinary shares in the capital of the Company (or in the event of a reconstruction or re-organisation of the Company, shares representing such ordinary shares)

      "THE TRUST"                      the employees trust known as The Peptide
                                       Therapeutics Employees' Trust constituted by a deed dated 23 October 1995 and as amended from time to time

      "THE TRUSTEE"                    Peptide Therapeutics Employees' Trustees
                                       Limited (incorporated and resident in
                                       Jersey no. 63268) or other trustee or
                                       trustees for the time being of the Trust

2.2 For the purposes of interpretation of this Plan unless the context otherwise requires:

      2.2.1 references to rules and schedules are to rules and schedules of this Plan and no account should be taken of the rule headings which have been inserted for ease of reference only;

      2.2.2 words denoting the singular shall include the plural and vice versa;

      2.2.3 words denoting the masculine gender shall include the feminine gender;

      2.2.4 references to any statutory provisions shall be read and construed as references to such provision as amended or re-enacted from time to time.

2.3 Reference to rights being or becoming vested are to such rights becoming capable of being exercised either immediately or, subject to the Participant continuing to hold office or employment within the Group, at some future time.

3     PARTICIPATION

3.1 Subject to the Model Code, the Trustee (acting on the recommendation of the Committee but subject always to the exercise of its discretion) may in its discretion and from time to time issue an invitation to any person who is then an Eligible Employee inviting such person to participate in this Plan by:

      3.1.1 accepting the grant by the Trustee of a right to acquire Shares as is mentioned in rule 4 (Basic Annual Awards); and/or

      3.1.2 accepting the grant by the Trustee of a right to acquire Shares as mentioned in rule 6 (Long Term Incentive Awards).

3.2 It is intended by the Company and the Trustee that Basic Annual Awards (as mentioned in rule 4.1) may, subject always to the exercise by the Trustee of its discretion, be made in substitution for the whole or any part (and in the case of directors of the Company for up to one half only) of the amount of any discretionary cash bonus award which an Eligible Employee might otherwise have been awarded by the Company (or any other member of the Group) SAVE THAT insofar as the Trustee in the exercise of its discretion does not make any such award to an Eligible Employee such Eligible Employee shall have no right entitlement or expectation to receive any sum or other benefit in lieu of such award either from the Trustee or from any member of the Group.

3.3 In selecting any Eligible Employee to whom such invitation to apply for a Long-Term Incentive

      Award (as mentioned in rule 6) is granted, the Trustee and the Committee shall liaise together with a view to identifying those Eligible Employees who are expected to make a significant contribution to the future success of the Group.

3.4   An Option may only be granted:

      3.4.1 during the period of 42 days after this Plan is approved by shareholders of the Company in general meeting; and thereafter

      3.4.2 during the period of 42 days beginning with the day following the date of notification to the London Stock Exchange of the annual results of the Company;

      3.4.3 within a period of 14 days immediately after the person to whom it is granted first becomes an Eligible Employee.

3.5 In the event of the Trustee being restricted by statute, order or regulation (including any regulation, order or requirement imposed on the Trustee by the London Stock Exchange or any other regulatory authority) from granting an Option within any period as mentioned in rule 3.4, the Trustee may grant an Option at any time during the period of 42 days beginning with the date on which such restriction is removed.

3.6   No invitation to participate in this Plan shall be issued after 8 June
      2008.

4     GRANT OF BASIC ANNUAL AWARDS

4.1 Subject to the Model Code and to rule 4.4, the Trustee (acting on the recommendation of the Committee but subject always to its discretion) may from time to time invite any Eligible Employee who has or is expected to be awarded a bonus on that occasion, to accept on the terms of this Plan the grant by the Trustee of a right, exercisable only subject to and in accordance with the following terms of this Plan, to acquire from the Trustee such number of Shares as the Trustee shall, in its discretion, notify to the Eligible Employee ("a Basic Annual Award").

4.2 Any person to whom such invitation is issued may accept the grant by the Trustee of such right by delivering to the Trustee a duly completed form of acceptance in such form as the Trustee may from time to time determine.

4.3 A Basic Annual Award shall be granted by the Trustee executing as a deed a certificate in such form as the Trustee shall determine.

4.4 Insofar as the Trustee determines to make, and an Eligible Employee duly accepts, a Basic Annual Award, the Trustee may (but shall not be obliged to) grant to such Eligible Employee the right, exercisable only subject to and in accordance with the following terms of this Plan, to acquire from the Trustee at least one additional Share for every four Shares in respect of which such Basic Annual Award is made and accepted ("a Matching Award") or if different, such number of Shares as (in consequence of any one or more corporate reorganisation or reconstruction or variation of share capital of the Company) is then equivalent to, or represents, every four Shares originally so acquired by the Participant upon the exercise of such Basic Annual Award.

5     EXERCISE OF BASIC ANNUAL AWARDS AND MATCHING AWARDS

5.1 Subject to this rule 5 and rules 9 (giving of notice) and 11 (PAYE and NI) a Basic Annual Award shall be exercisable subject to and in accordance with the provisions in Schedule I to this Plan.

5.2 Subject to this rule 5 and rules 9 (giving of notice) and 11 (PAYE and NI) a Matching Award shall be exercisable subject to and in accordance with the provisions in Schedule I to this Plan.

5.3 The price payable to the Trustee upon exercise of either a Basic Annual Award or a Matching Award on any occasion shall be L1.

5.4 Except in the event the Optionholder dies, a Basic Award and a Matching Award may not in any event be exercised more than one year and six months after its Relevant Date of Grant. Insofar as such Awards are not so exercised they shall immediately lapse and cease to be exercisable.

6     GRANT OF LONG-TERM INCENTIVE AWARDS

6.1 Subject to the Model Code, the Trustee (acting on the recommendation of the Committee but subject always to the exercise of its discretion) may from time to time invite any Eligible Employee to accept on the terms of this Plan the grant by the Trustee of a right exercisable only subject to and in accordance with the following terms of this Plan to acquire such number of Shares as the Trustee shall, in its discretion, notify to the Eligible Employee ("a Long-Term Incentive Award"). A Long-Term Incentive Award shall only be exercisable to the extent rights granted under it have vested.

6.2 The aggregate Market Value of Shares in respect of which a Long-Term Incentive Award shall be granted to any Eligible Employee on any occasion shall not exceed 100 per cent of his current annual rate of basic salary (excluding benefits-in-kind).

6.3 A Long-Term Incentive Award shall not be granted to any individual within the period of 2 years immediately preceding his anticipated retirement date.

6.4 Any person to whom such invitation is issued may accept the grant by the Trustee of a Long-Term Incentive Award by delivering to the Trustee a duly completed form of acceptance in such form as the Trustee may from time to time determine.

6.5 The extent to which a Long-Term Incentive Award becomes vested (ie it has become exercisable either immediately or in the future in respect of any number or percentage of the Shares over which it subsists) shall be conditional upon the performance of the Company (over such period and measured against specified objective criteria) or such other conditions as may be determined by the Trustee (upon the recommendation of the Committee but subject always to the exercise of the Trustee's discretion) ("Performance Target"). If and insofar as rights granted under a Long-Term Incentive Award do not become vested they shall immediately lapse and cease to be exercisable.

6.6 The Trustee (acting upon the recommendation of the Committee but subject always to the exercise of its discretion) shall determine the terms of the Performance Target as it shall apply to any grant of a Long-Term Incentive Award so as to ensure that the criteria used will afford real incentives to Participants and will, if the specified conditions are met, reflect the achievement of real growth in value for shareholders in the Company PROVIDED THAT in determining what is to be the appropriate Performance Target in relation to the grant of a Long-Term Incentive Award on any occasion, the Trustee shall have proper regard to the objects and purposes of the Trust.

6.7 After a Long-Term Incentive Award has been granted, the Trustee may, in appropriate circumstances, amend the terms of the Performance Target as it applies to such Long-Term Incentive Award PROVIDED THAT no such variation shall be made:

      6.7.1 without the prior consent of the Committee; and

      6.7.2 unless an event has occurred or events have occurred in consequence of which the Trustee reasonably considers that the terms of the existing Performance Target should be so varied for the purpose of ensuring that either the objective criteria against which the performance of the Company will then be measured will be a fairer measure of such performance or that the Performance Target as so amended will afford a more effective incentive to the Participant and will be no more difficult to satisfy than was the original Performance Target when first set.

6.8 The Performance Target intended to be applied to the exercise of Long-Term Incentive Awards granted in the financial year ending 31 December 1998 is set out in the Appendix to this Plan.

7     EXERCISE OF A LONG-TERM INCENTIVE AWARD

7.1 Subject to this rule 7 and rules 9 (giving of notice) and 11 (PAYE and NJ) a Long-Term Incentive Award shall be exercisable subject to and in accordance with the provisions of Schedule II to this Plan.

7.2 Subject to the provisions of Schedule II to the Plan, a Long-Term Incentive Award shall normally become exercisable during a period of 6 months following the date on which the Remuneration Committee confirms in writing to the Trustee and to the Participant that such Award has become vested in respect of a given number or proportion of the Shares over which it is held. Insofar as the Award is not exercised within such period it shall immediately lapse and cease to be exercisable.

7.3 The price payable to the Trustee upon exercise of a Long-Term Incentive Award on any occasion shall be L1.

8     RETENTION OF SHARES AND AWARD OF LOYALTY SHARES

8.1 A Participant who exercises a Long-Term Incentive Award in accordance with the rules of this Plan may throughout the period beginning with the exercise of a Long-Term Incentive Award in respect of any number of Shares and ending on the earlier of:

      8.1.1 the second anniversary of the date of vesting; and

      8.1.2 the date on which the Participant ceases to hold office or employment with a member of the Group (and does not thereafter continue to hold office or employment with any other member of the Group) for any reason being a date not less than the first anniversary of the date of vesting; and

      8.1.3 a change in control of the Company as defined in paragraph 5 of
            Schedule II

      opt to allow some or all of the Shares to remain registered in the name of the Trustee, as nominee of the Participant and deposit the share certificates or other acknowledgement of the shareholding relating to such proportion of Shares so acquired (other than such Shares as are mentioned in rule 8.3) with the Trustee such that the Participant retains full beneficial ownership of all the Shares acquired upon such exercise of that Long-Term Incentive Award.

8.2 If the Participant does deposit his Shares with the Trustee as outlined in rule 8.1, the Trustee may (acting on the recommendation of the Committee but subject always to its discretion), at the end of that period, transfer to the Participant by way of gift up to one Share for every four Shares actually deposited by the Participant upon such exercise of the Long-Term Incentive Award or, if different, such number of Shares as (in consequence of any one or more corporate re-organisation or reconstruction or variation of share capital of the Company) is then equivalent to, or represents, every four Shares originally so acquired by the Participant upon such exercise.

8.3 The Shares referred to in rule 8.1 are Shares disposed of by the Participant by way of sale for the best consideration in money that can reasonably be obtained at the time of sale being not more than such number of Shares as would realise for the Participant (after deduction of any dealing costs and expenses but without regard to any capital gains tax chargeable on or in consequence of such disposal) a sum of money which is as nearly as may be equal to:

      (A X B), where:

      8.3.1 A is the whole or such part of the aggregate value of the Shares acquired by the Participant upon the exercise of rights granted under a Long-Term Incentive Award on which the Participant is then assessed to income tax ("the Taxable Value"); and

      8.3.2 B is the highest percentage rate at which income tax is or may then be charged on such Taxable Value.

8.4 The Trustee shall not transfer to a Participant any additional Shares pursuant to rule 8.2 unless the Participant has first delivered to the Trustee a declaration in writing (in such form as the Trustee may from time to time specify) executed as a deed that the Participant has at all times since the transfer date maintained beneficial ownership of the Shares deposited with the Trustee pursuant to rule 8.1 and that he has not assigned, charged, or otherwise disposed of his beneficial interest in such Shares or in any shares representing such Shares.

9     EXERCISE: GENERAL

9.1 During his lifetime only the person to whom an Option is granted may exercise that Option.

9.2   An Option shall immediately lapse and cease to be exercisable if:-

      9.2.1 it is transferred or assigned (other than to his Personal Representatives upon the death of the Optionholder), mortgaged, charged or otherwise disposed of by the Optionholder; or

      9.2.2 the Optionholder is adjudicated bankrupt or an interim order is made because he intends to propose a voluntary arrangement to his creditors under the Insolvency Act 1986; or

      9.2.3 the Optionholder makes or proposes a voluntary arrangement under the Insolvency Act 1986, or any other scheme or arrangement in relation to his debts, with his creditors or any section of them.

9.3 If an Award may not be exercised at any particular time because at that time the Participant is (or would be) in any way restricted from doing so by reason of any statutory, regulatory or other legal provision or rule or the provisions of the Model Code or any other requirement or guidance issued by the London Stock Exchange or on behalf of institutional investors in the Company or any other body and which relates to dealings in Shares by directors or employees or any member of the Group the Participant may exercise the Option at any time during a period of 14 days beginning with the date such restriction is removed.

9.4 An Award shall be exercisable only by the Optionholder serving notice in writing upon the Trustee which:

      9.4.1 states that the notice is given pursuant to this rule 9;

      9.4.2 states the number of Shares in respect of which the Option is exercised on that occasion;

      9.4.3 states the Date of Grant;

      9.4.4 states that the rights being exercised on that occasion are rights granted under a Basic Annual Award or, as the case may be, a Matching Award or a Long-Term Incentive Award;

      9.4.5 is accompanied by payment of the exercise price of L1;

      9.4.6 includes a statement signed by a member of the Committee confirming that the Optionholder remains entitled to exercise the Option on that occasion;

      9.4.7 is signed by the Optionholder; and

      9.4.8 states, in the event the rights being exercised are rights granted under a Long-Term Incentive Award, the number of Shares (if any) which are to remain registered in the name of the Trustee, as nominee of the Participant pursuant to rule 8.1.

9.5   The exercise of any Award shall be subject to rule 11.

10    TRANSFER OF SHARES

10.1 Subject to rules 10.2 and 11, as soon as practicable after the Trustee receives a notice of exercise complying with rule 9, the Trustee shall procure the transfer to, or to the order of, the Optionholder of the Shares in respect of which the Option is properly exercised upon that occasion SAVE THAT if at any time within the period of 14 days beginning with the day on which the Trustee receives a notice of exercise of an Award, the Trustee is restricted in any way from dealing in Shares by reason of any statutory, regulatory or other legal provision or rule or the provision of the Model Code or any other requirement or guidance issued by the London Stock Exchange or on behalf of institutional investors in the Company or any other body and which relates to dealings in Shares by directors or employees or any member of the Group, the Trustee shall not be obliged to transfer Shares in consequence of such exercise until the end of the period of 14 days beginning with the day on which the Trustee is no longer restricted from so dealing.

10.2 Any transfer of Shares or of any interest in Shares pursuant to this Plan shall be subject to the Memorandum and Articles of Association of the Company and to the Trustee or the Company obtaining any consents required under any statutory or regulatory provisions from time to time in force and it shall be the responsibility of the Participant to comply with or obtain or obviate the necessity of any such consent.

11    PAYE, NATIONAL INSURANCE CONTRIBUTIONS AND TAX CONSEQUENCES

      If in consequence of the PAYE Regulations (or otherwise) the Trustee or the Company or any other member of the Group is obliged to account to any person (including the revenue authorities) for any tax, National Insurance contributions (other than secondary contributions) or any other tax charge levy or other sum (whether under the laws of the United Kingdom or elsewhere) in respect of the grant or exercise of any rights under this Plan and/or any transfer of Shares pursuant to this Plan, the Trustee shall not be obliged to transfer such Shares unless and until the Participant has paid to the Trustee, or other person as is referred to in this rule, such sum as is, in the opinion of the Trustee (after having consulted with the Committee), sufficient to indemnify them in full against any and all such liabilities.

12    INDEPENDENCE OF OPTION

12.1 The grant of an Option does not form part of the Optionholder's entitlement to remuneration of benefits pursuant to his contract of employment nor does the existence of a contract of employment between any person and the Company, or any present or past member of the Group or Associated Company, give such person any right or entitlement to have an Option granted to him in respect of any number of Shares or an expectation that an Option might be granted to him whether subject to any conditions or at all.

12.2 The rights and obligations of a Participant under the terms of his office or employment with the Company or any other present or past member of the Group or Associated Company shall not be affected by his Participation in this Plan.

12.3 The rights of a Participant under the terms of an Option shall not afford the Participant any rights or additional rights to compensation or damages in consequence of the loss or termination of his office or employment with the Company or any present or past member of the Group or Associated Company for any reason whatsoever.

12.4 The Participant shall not be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being unable to exercise an Option or receive any Loyalty Shares pursuant to rule 8 in consequence of the loss or termination of his office or employment with the Company or any present or past member of the Group or Associated Company for any reason whatsoever.

13    VALUATION OF SHARE CAPITAL

      In the event of any variation of the Ordinary Share Capital by way of capitalisation or rights issue, or any sub-division, consolidation, reduction or other variation of the Ordinary Share Capital, the Trustee may (upon the recommendation of the Committee, but subject always to its discretion) by giving notice in writing to the Optionholder, make such adjustments as it considers appropriate to the number of Shares which are subject to the Option PROVIDED THAT except in the case of a capitalisation or subdivision issue, any such adjustment is confirmed in writing by the Auditors to be in their opinion fair and reasonable.

14    TRUSTEE TO RELY ON COMPANY INFORMATION

      The Trustee shall be entitled to rely without further enquiry on all information supplied to the Trustee by the Company or any other members of the Group for the purposes of this Plan.

15    ALLOCATION OF FUNDS

15.1 The Company may from time to time procure the payment of sums by a Participating Company to the Trustee for the purpose of enabling the Trustee to acquire Shares.

15.2 The aggregate amount to be paid to the Trustee in any Financial Year shall be such amount (if any) as the Committee may determine SAVE THAT in case of payments made by a Subsidiary the amount of any such payment shall be determined by agreement between the Company and the directors of such Subsidiary.

15.3 A Participating Company shall only pay to the Trustee such sums as are required in connection with the acquisition of Shares by the Trustee for the purpose of providing benefits to Eligible Employees who are for the time being in the service of that Participating Company at the Date of Award.

16    SUBSCRIPTION FOR SHARES

      Subject to rule 17 the Trustee may apply sums received from Participating Companies in subscribing for shares at not less than Market Value.

17    LIMITATIONS ON SUBSCRIPTIONS FOR SHARES

17.1 The number of Shares for which the Trustee may subscribe on any day shall not, when added to the number of Shares which have previously been issued pursuant to rights to subscribe for Shares or in respect of which rights to subscribe for Shares have previously been granted (and have neither been exercised nor ceased to be exercisable) by the Company (whether pursuant to this Plan or any other employees' share scheme) in that year and the nine preceding years, exceed 10 per cent of the Ordinary Share Capital on that day.

17.2 For the purposes of rule 17.1 Shares in respect of which options have been granted under The Peptide Therapeutics 1994 Share Option Scheme shall be left out of account as shall any Shares in respect of which options have been granted prior to the date Shares were admitted to the London Stock Exchange.

18    AMENDMENT OF THIS PLAN

18.1 The Trustee may at any time alter or add to any of the provisions of this Plan in any respect PROVIDED THAT no such alteration or addition shall be made:

      18.1.1 without the prior consent in writing of the Committee;

      18.1.2 which imposes any additional burden or adversely affects any member of the Group without the prior consent of the Company in writing.

18.2 No amendment to the advantage of Participants shall be made to this Plan to the rules regarding eligibility, limitations (overall and individual) on the number and value of Shares put under Awards under this Plan, the basis of a Participant's entitlement to Shares, the adjustment of such rights on a variation of share capital and this rule 18 without the prior approval of an ordinary resolution of shareholders of the Company (except for minor amendments to benefit the administration of this Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or for any member of the Group).

19    SERVICE OF DOCUMENTS

19.1 Except as otherwise provided in this Plan any notification, document, payment or other communication to a Participant shall be duly given if delivered to him (if he is an Eligible Employee) at his place of work or sent by electronic mail or facsimile transmission or through the post in a pre-paid envelope to the address last known to the Company to be his address and if so sent shall be deemed to have been duly given on the date of transmission of the mail or facsimile or the date of posting (as appropriate).

19.2 Any notice or document so sent to a Participant shall be deemed to have been duly given notwithstanding that such Participant is then deceased (and whether or not the Company has notice of his death) except where his Personal Representatives have established their title to the satisfaction of the Company and supplied to the Company an address to which documents are to be sent.

19.3 Any notice in writing or document to be submitted or given to the Trustee, the Committee or the Company in accordance or in connection with this Plan may be delivered, sent by post, telex, electronic mail or facsimile transmission but shall not in any event be duly given unless it is actually received by the secretary of the Company at its registered office or by such other individual as may from time to time be nominated by the Trustee for the purposes of this Plan and whose name and address is notified to Participants.

20    MISCELLANEOUS

20.1 Any stamp duty or stamp duty reserve tax payable in respect of a transfer of Shares to or at the direction of a Participant shall be paid by the Trustee (who shall be reimbursed by the Company).

20.2 The decision of the Trustee in any dispute or question affecting any Eligible Employee Optionholder or Participant or any member or former member of the Group under this Plan shall be final and conclusive subject, whenever required under the provisions of this Plan, to the concurrence of the Auditors.

20.3 The Trustee (acting with the consent of the Committee) may from time to time make and vary such rules and regulations not inconsistent herewith and establish such procedures for the administration and implementation of this Plan as it thinks fit and in the event of any dispute or disagreement as to the interpretation of this Plan or of any such rules, regulations or procedures or as to any question or right arising from or related to this Plan, the decision of the Trustee shall (except as regards any matter required to be determined by the Auditors hereunder) be final and binding upon all persons.

20.4 In any matter in which they are required to act hereunder, the Auditors shall be deemed to be acting as experts and not as arbitrators and the Arbitration Acts of 1996 shall not apply hereto.

                                    APPENDIX

          THE PERFORMANCE TARGET FOR INITIAL LONG TERM INCENTIVE AWARDS

Except as otherwise expressly provided in the Plan, the right to exercise a Long-Term Incentive Awards shall be subject to the following condition (which must be read subject to the following notes):

If the percentage growth in the market capitalisation of the Company in the period of three consecutive years since the time of grant is less than 50 per cent then the Long-Term Incentive Award shall immediately lapse and cease to be exercisable.

If the percentage growth in the market capitalisation of the Company in the period of three consecutive years since the time of grant equals or exceeds 50 per cent then the initial value of Shares awarded under a Long-Term Incentive Award shall become vested (as mentioned in rule 6) in respect of 25% of the Shares over which it subsists.

Insofar as the Base Target Threshold is further exceeded by up to a maximum of 25% then the initial value of Shares awarded under a Long-Term Incentive Award shall become vested in respect at an additional 37.5% of the Shares over which it subsists.

Insofar as the Base Target Threshold is further exceeded by up to a maximum of 50% then the initial value of Shares awarded under a Long-Term Incentive Award shall become vested in respect of an additional 50% of the Shares over which it subsists.

The initial value of shares in respect of which such rights will vest will increase on a straight line basis between the thresholds.

Notes:

1 For the purposes of the Performance Target set out above the market capitalisation of the Company shall be determined by multiplying the share price at the relevant date by the number of ordinary shares of the Company in issue on the relevant date.

2 The percentage growth in the market capitalisation of the Company shall be calculated as follows:

           A - B x 100
           -----   ---
             B      1
      where:

      A is the market capitalisation of the Company on the third anniversary of the relevant date of grant; and

      B     is the market capitalisation of the Company on the date of grant, being...............

3 The opinion of the Company's auditors as to whether and the extent to which the Performance Target is exceeded at any time in relation to any Award shall be final and binding on both the Trustee and the Optionholder.

4     The provisions of rule 6.7 shall apply to this Performance Target.

5 The target set out above shall not have effect so as to restrict the exercise of the Award which would otherwise be exercisable by virtue of clauses 2 to 8 (inclusive) of Schedule II to the Plan.

6 The number of Shares which shall become vested on any occasion shall be rounded to the nearest whole number.

                                   SCHEDULE I

        EXERCISE AND LAPSING OF BASIC ANNUAL AWARDS (AND MATCHING AWARDS)

1     NORMAL EXERCISE PROVISIONS

1.1 Subject to the following provisions of this Schedule, a Basic Annual Award shall become exercisable upon the first anniversary of the Date of Grant or, if earlier, the date on which the Optionholder ceases to hold office or employment with a member of the Group (and does not thereafter continue to hold office or employment with any other member of the Group) for any reason.

1.2 Subject to the following provisions of this Schedule, a Matching Award shall become exercisable on or after the first anniversary of its Date of Grant.

1.3 Except in the event the Optionholder dies, a Basic Award and a Matching Award may not in any event be exercised more than one year and six months after its Relevant Date of Grant. Insofar as such Awards are not so exercised they shall immediately lapse and cease to be exercisable.

2     DEATH

      If an Optionholder dies rights granted to him under a Basic Annual Award may be exercised by his Personal Representatives within the period of 12 months beginning with the date of death and if and insofar as such rights are not then exercised in full they shall lapse and cease to be exercisable at the end of that period. Rights granted to any Participant in the form of a Matching Award shall immediately lapse and cease to be exercisable on the date of death.

3     LEAVING FOR OTHER REASONS

3.1 If an Optionholder ceases to hold office or employment with any member of the Group (and does not therefore hold office or employment with any other member of the Group) for any reason a Basic Annual Award (and a Matching Award, but only if it is more than one year from the date of grant of the Basic Annual Award by reference to which the Matching Award was made) may, subject to clause 2 of this Schedule, be exercised within a period of three months from the date of cessation and if and insofar as such rights are not then exercised in full they shall lapse and cease to be exercisable at the end of that period.

3.2 A female employee whose employment has been terminated in circumstances such that, pursuant to Part III of the Employment Rights 1996, she has a right to return to work, shall be deemed for the purposes of this Plan as not having ceased to hold office or be employed with any member of the Group until such time as she is no longer capable, pursuant to Part III, of exercising her right to return to work and shall be deemed not to have ceased to so hold office or be so employed if she exercises that right.

4     DEMERGER, RECONSTRUCTION OR WINDING-UP

4.1 Subject to clause 2 of this Schedule, in the event that notice is given to shareholders of the Company of a resolution to approve the reconstruction amalgamation or demerger of the Company or of any other member of the Group the Trustee may make such provision for the early exercise of the Basic Annual Award as the Trustee shall, in the exercise of its discretion (having regard to the recommendation of the Committee but always in the exercise of its discretion), consider appropriate to take proper account of such circumstances PROVIDED THAT no such provision shall be made without the consent of the Committee. A Matching Award shall also be so exercisable unless one year has not, at such notice date, lapsed since the grant of the Basic Annual Award to which it relates, in which event the Matching Award shall immediately cease to be exercisable.

4.2 All Awards shall immediately lapse and cease to be exercisable upon the commencement of a winding-up of the Company.

5     CHANGE OF CONTROL

5.1 Subject to the provisions of clause 5.2 of this Schedule, in the event that any person:-

      5.1.1 obtains control of the Company as a result of making a general offer:-

            (i) to acquire the whole of the issued share capital of the Company made subject to a condition such that if it is satisfied the person making the offer will have control of the Company; or

            (ii) to acquire all the shares in the Company which are of the same class as the Shares; or

      5.1.2 obtains control of the Company in pursuance of a compromise or arrangement sanctioned by the Court made under Section 425 of the Companies Act 1985; or

      5.1.3 becomes bound or entitled to acquire Shares under Sections 428 to 430(F) (inclusive) of the Companies Act 1985 then, subject to clause 2 of this Schedule rights granted under a Basic Annual Award (and a Matching Award, but only if a year has elapsed since the date of grant of the relevant Basic Annual Award by reference to which the Matching Award has been made) may be exercised in respect of all the Shares over which such Options subsists within such reasonable period as the Trustee shall notify to the Optionholder in writing and insofar as any such rights are not then exercised in full by the end of that period they shall lapse and cease to be exercisable at the end of that period.

6     GENERAL

      The exercise of a Basic Annual Award and Matching Award shall be subject to rules 9, 10 and 11 of the Plan.

                                   SCHEDULE II

               EXERCISE AND LAPSING OF LONG-TERM INCENTIVE AWARDS

1     NORMAL EXERCISE PROVISIONS

      Subject to the provisions of this Schedule II, a Long-Term Incentive Award shall normally become exercisable during a period of 6 months following the date on which the Remuneration Committee confirms in writing to the Trustee and to the Participant that such Award has become vested in respect of a given number or proportion of the Shares over which it is held. Insofar as the Award is not exercised within such period it shall immediately lapse and cease to be exercisable.

2.    DEATH IN SERVICE

2.1 If an Optionholder dies in service rights to acquire a proportion of the Shares in respect of which a Long-Term Incentive Award are deemed to become vested (corresponding to such proportion of the period over which the performance of the Company is measured - as fell before the date of death) may be exercised by his Personal Representatives within the period of 12 months beginning with the date of death and if such rights are not then exercised they shall lapse and cease to be exercisable. For these purposes Shares shall be deemed to become vested if and to the extent that the Committee is of the opinion (and confirms such opinion in writing to the Trustee) that the performance of the Company, judged as at the time of death, is such that the Performance Target is likely to be exceeded to a particular extent so that a given percentage of the Shares in respect of which such rights were granted will be likely to become vested and accordingly the Personal Representatives may only exercise such rights in respect of the said proportion of such percentage of those Shares.

2.2 In giving their opinion as mentioned in clause 2.1 of this Schedule the Committee shall act as experts not as arbitrators and their decision shall be final and finding on the Personal Representatives.

3     DISABILITY, INJURY, REDUNDANCY, RETIREMENT ETC

3.1 If an Optionholder ceases to hold the office or employment with any member of the Group (and does not thereafter continue to hold office or employment with any other member of the Group) by reason of:

      3.1.1 disability or injury evidenced to the satisfaction of the Trustee;

      3.1.2 redundancy (as that term is defined for the purposes of the Employment Rights Act 1996); or

      3.1.3 retirement on or after reaching the age at which the Optionholder is anticipated to retire in accordance with the terms of his contract of employment then rights to acquire a proportion of the Shares in respect of which a Long-Term Incentive Award becomes vested (corresponding to such proportion of the period over which the Performance Target is measured during which the Optionholder has held office or employment within the Group) may be exercised by the Optionholder within the period(s) of 6 months immediately after notification that such rights have first become exercisable (or if later, the period of 12 months beginning with the date of the Optionholder's death) and if such rights are not then exercised within such period(s) they shall lapse and cease to be exercisable SAVE THAT if in the opinion of the Trustee the circumstances of such cessation are exceptional then the Trustee may, in the exercise of its discretion, permit the Optionholder so to exercise such rights in respect of a greater proportion of such Shares.

4     DISMISSAL

      An Optionholder who is dismissed from office or employment with any member of the Group shall not be entitled to exercise rights granted under a Long-Term Incentive Award unless, and to the extent that, the Trustee (upon the recommendation of the Committee but always in the exercise of its absolute discretion) shall in the exercise of its discretion determine and notify to the Optionholder in writing but so that if the Trustee does not make any such determination within the period of 3 months beginning with the date of dismissal, all such rights granted to the Optionholder under this Plan shall lapse and cease to be exercisable.

5     LEAVING FOR OTHER REASONS

      If an Optionholder ceases to hold office or employment with any member the Group (and does not thereafter continue to hold office or employment with any other member of the Group) for any reason other than those mentioned in clauses 2 or 3 or clauses 7 or 8 of this Schedule then he shall not be entitled to exercise rights granted under a Long Term Incentive Award and such rights shall immediately lapse unless he has held such office or employment for more than one year since the grant date of the Long Term Incentive Award and the Trustee (upon the recommendation of the Committee but always in the exercise of its absolute discretion) decides in the exercise of its discretion to so determine and notify to the Optionholder in writing within the period of 3 months beginning with the date of such cessation SAVE THAT the Optionholder shall only be entitled in such circumstances to acquire up to such proportion of Shares in respect of which the Long-Term Incentive Award has vested as corresponds to such proportion of the period over which the Performance Target is measured during which the Optionholder has held office or employment within the Group. If and insofar as such rights are not then exercised they shall lapse and cease to be exercisable at the end of that period.

6     FEMALE EMPLOYEES AND THE RIGHT TO RETURN TO WORK

      A female employee whose employment has been terminated in circumstances such that, pursuant so Part III of the Employment Rights 1996, she has a right to return to work, shall be deemed for the purposes of this Plan as not having ceased to hold office or be employed with any member of the Group until such time as she is no longer capable, pursuant to Part III, of exercising her right to return to work and shall be deemed not to have ceased to hold such office or be so employed if she exercises that right.

7     DEMERGER, RECONSTRUCTION OR WINDING-UP

7.1 Subject to clause 2 of this Schedule, in the event that notice is given to shareholders of the Company of a resolution to approve the reconstruction amalgamation or demerger of the

      Company or of any other member of the Group the Trustee may make such provision for the variation and/or early exercise of a Long Term Incentive Award as the Trustee shall, in the exercise of its discretion (having regard to the recommendation of the Committee), consider appropriate to take proper account of such circumstances PROVIDED THAT:

      7.1.1 in exercising such discretion for this purpose the Trustee shall have due regard to the objectives of the Company and the Trustee in establishing this Plan (as described in the latter to shareholders of the Company dated 15 May 1998); and

      7.1.2 no such provision shall be made without the consent of the Committee.

7.2 All Awards shall immediately lapse and cease to be exercisable upon the commencement of a winding-up of the Company.

8     CHANGE OF CONTROL

8.1 Subject to the provisions of clause 8.2 of this Schedule, in the event that any person:-

      8.1.1 obtains control of the Company as a result of making a general offer:-

            (i) to acquire the whole of the issued share capital of the Company made subject to a condition such that if it is satisfied the person making the offer will have control of the Company; or

            (ii) to acquire all the Shares in the Company which are of the same class as the Shares; or

      8.1.2 obtains control at the Company in pursuance of a compromise or arrangement sanctioned by the Court made under Section 425 of the Companies Act 1985; or

      8.1.3 becomes bound or entitled to acquire Shares under Sections 428 to 430(F) (inclusive) of the Companies Act 1985 then, subject to, clause 2 of this Schedule, rights granted under a Long-Term Incentive Award may then be exercised during the period and if and to the extent that the Trustee (upon the recommendation and with the consent of the Committee) does in the exercise of its discretion determine and notify to the Optionholder in writing and if any such rights are not then exercised within such period as the Trustee shall determine and notify to the Optionholder such rights shall lapse and cease to be exercisable at the end of such period.

9     GENERAL

      The exercise of a Long-Term Incentive Award shall be subject to rules 9, 10 and 11 of the Plan.